UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2007
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100
Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)     Amendments to Noble Energy, Inc.’s Deferred Compensation Plans.
     On December 3, 2007, and as approved by the Board of Directors of Noble Energy, Inc. (the “Company”), the Company approved the amendment and/or restatement of certain compensatory plans and arrangements in which the Company’s named executive officers and/or directors participate. The principal purpose of the amendments is to comply with the recently issued final regulations under Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Section 409A”).
     Section 409A generally applies to nonqualified plans which provide for payment of compensation in a taxable year later than the taxable year in which the recipient becomes vested in the compensation. The provisions of Section 409A require amendments to the plans that include: (i) specifying a time for all payments under the plans; (ii) specifying a time for making elective deferrals, the timing and form of distributions under the plans and the procedures for making and changing participant elections with respect thereto; and (iii) delaying payment of deferred compensation amounts due to any “Specified Employee,” as this term is defined in Section 409A.
     The following amendments to compensation plans of the Company were approved on December 3, 2007, to be effective January 1, 2008 as to all listed plans except for the Noble Energy, Inc. Retirement Restoration Plan, which was effective December 1, 2007:
1.	Noble Energy, Inc. 2005 Non-Employee Director Fee Deferral Plan:
•	revised the definition of an “Affiliated Company” to include companies that are 50% controlled; and

•	added limitations on the form and timing of distribution elections for both existing and new non-employee directors.
2.	Noble Energy, Inc. Retirement Restoration Plan:
•	changed the name of the plan from the “Restoration of Retirement Income Plan for Certain Participants in the Noble Affiliates Retirement Plan” to the “Noble Energy, Inc. Retirement Restoration Plan”;

•	added definitions of “Separation from Service” and “Specified Employee” and revised the definition of an “Affiliated Company” to include companies that are 50% controlled;

•	provided that distributions paid to a Specified Employee as a result of his or her termination be delayed for a period of six months from the date of his or her Separation from Service;

•	permitted elections to be made prior to January 1, 2008 to receive lump-sum distributions upon Separation from Service as permitted by the transition relief provisions of Section 409A; and

•	provided for benefits to be paid in a single lump-sum to future participants and participants who die prior to the commencement of benefits.
3.	Noble Energy, Inc. 2005 Deferred Compensation Plan:
•	divided the Company’s Deferred Compensation Plan into two plans, with the previously existing Deferred Compensation Plan continuing to apply to the portion of the benefits deferred and vested prior to January 1, 2005, and with the newly separated 2005 Deferred Compensation Plan being applicable to the benefits deferred or vested after December 31, 2004;
•	added definitions of “Separation from Service” and “Specified Employee” and revised the definition of an “Affiliated Company” to include companies that are 50% controlled;

•	provided for the prohibition of unscheduled distributions except in the case of an employee’s unforeseen financial emergencies;

•	provided that distributions paid to a Specified Employee as a result of his or her termination be delayed for a period of six months from the date of his or her Separation from Service;

•	added limitations on the form and timing of distribution elections for both existing and new participants;

•	clarified provisions for the timing of matching contributions; and

•	provided for the restoration of profit sharing contributions that are limited in the Company’s qualified Thrift Plan by Internal Revenue Code qualified plan limitations.
4.	Noble Energy, Inc. 2004 Long-Term Incentive Plan:
•	revised the definition of an “Affiliated Company” to include companies that are 50% controlled.
5.	Performance Units Agreement (for performance units awarded February 1, 2006) under the Noble Energy, Inc. 2004 Long-Term Incentive Plan:
•	revised the definition of an “Affiliated Company” to include companies that are 50% controlled; and

•	revised the definition of “Change in Control” to comply with Section 409A.
6.	Noble Energy, Inc. Change of Control Agreement:
•	added definitions of “Separation from Service” and “Specified Employee” and revised the definition of an “Affiliated Company” to include companies that are 50% controlled; and

•	provided that distributions paid to a Specified Employee as a result of his or her termination be delayed for a period of six months from the date of his or her Separation from Service.
7.	Noble Energy, Inc. Change of Control Severance Plan for Executives:
•	added definitions of “Separation from Service” and “Specified Employee” and revised the definition of an “Affiliated Company” to include companies that are 50% controlled; and

•	provided that distributions paid to a Specified Employee as a result of his or her termination be delayed for a period of six months from the date of his or her Separation from Service.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: December 7, 2007	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Vice President, General Counsel & Secretary